EXHIBIT 10.20

AMENDMENT TO

EMPLOYMENT AGREEMENT

This Amendment to Employment Agreement (“Amendment”), dated as of June 1, 2004 (“Effective Date”), is entered into by and among PLACER SIERRA BANK, a California banking corporation (“Bank”) and RANDALL REYNOSO (“Employee”).

A. Bank and Employee are parties to that certain Employment Agreement, dated October 28, 2003 “Agreement”).

B. Bank and Employee desire to amend the Agreement as set forth in this Amendment.

Now, therefore, the Agreement is hereby amended as follows:

AMENDMENT

1. Health, Life and Disability Insurance. Section 4(e) of the Agreement is amended to read in its entirety as follows:

(e) Health, Life and Disability Insurance. Bank shall provide for Employee’s participation in group medical, dental, vision, life and disability insurance benefits available under the group insurance programs maintained by Bank for its employees. The amount paid by Bank for such group medical, dental, vision, life and disability insurance for Employee shall be an amount equal to that portion paid by Bank for each of its employees in accordance with its usual and customary practices. Employee shall have the right, in Employee’s discretion, to designate the beneficiary or beneficiaries of any such insurance. Bank reserves the right to modify and amend such benefits from time to time. As provided under the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) respecting continuation of any insurance coverage, Employee shall, upon a loss of any such coverage for himself under Bank’s health, dental and/or vision plans (if any) resulting from (1) termination of Employee’s employment (for any reason other than for gross misconduct) or (2) a reduction in his hours, be entitled to exercise her COBRA rights. Employee shall pay all premiums for any such continuation coverage(s) elected by Employee.

2. Affirmation. In order to induce each other to enter into this Amendment, the parties hereby confirm that all terms and provisions of the Agreement have been and continue to be in all respects in full force and effect, and no violation of the terms and conditions of the Agreement has occurred.

3. Amendment. Except as expressly set forth in this Amendment, this Amendment shall not alter, amend, or otherwise modify the terms and provisions of the Agreement. From and after the Effective Date, all references in the Agreement to “the Agreement,” “this Agreement” or any similar reference shall refer to the Agreement as amended by this Amendment. Capitalized words or terms used in this Amendment are defined words or terms, the definitions of which are set forth in the Agreement unless otherwise defined in this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

“Bank”		“EMPLOYEE”

PLACER SIERRA BANK		/s/ Randall Reynoso
By:	/s/ Ken Johnson	RANDALL REYNOSO
Executive Vice President and Human Resources Director